Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES LAUNCH OF SERIES D PREFERRED STOCK OFFERING

Virginia Beach, VA – September 13, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income-producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, announced today that it has commenced a public offering of Series D Cumulative Convertible Preferred Stock (“Series D Preferred Stock”), subject to market and other conditions. The Company expects to grant the underwriters a 30-day option to purchase additional shares to cover overallotments, if any.

The Company has been approved to list the Series D Preferred Stock on the Nasdaq Capital Market under the symbol "WHLRD." The Company expects trading of the Series D Preferred Stock to commence on the Nasdaq Capital Market on September 16, 2016.

The Company intends to use the net proceeds from this offering for future mainly grocery-anchored acquisitions and investments and additional working capital.

Compass Point Research & Trading, LLC and Wunderlich Securities, Inc. are serving as book-running managers for the offering. Ladenburg Thalmann & Co. Inc. will serve as lead manager for the offering.

The offering is being made pursuant to the Company’s shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on September 6, 2016. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from: Compass Point Research & Trading, LLC, Attention: Equity Syndicate, 1055 Thomas Jefferson Street N.W., Suite 303, Washington, DC 20007 or by email: syndicate@compasspointllc.com; or Wunderlich Securities, Inc., Attention: Equity Syndicate, 6000 Poplar Avenue, Suite 150, Memphis, Tennessee 38119, or by email at syndicate@wundernet.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income-producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Forward-looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding the completion of the proposed public offering of Series D Preferred Stock on the terms described, or at all, the expected date when the Series D Preferred Stock will commence trading on the Nasdaq Capital Market, and the Company's proposed use of net proceeds are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088	(212) 836-9615

wilkes@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088	(212) 836-9606

lnguyen@whlr.us	aprior@equityny.com

Robin Hanisch
Corporate Secretary
(757) 627-9088
robin@whlr.us